EXHIBIT 10(u)(2)

LEASE AMENDMENT

This agreement amends the lease agreement between Doug Hughes Properties, LLC (Landlord) and Cybex International, Inc. (Tenant) dated July 21, 2005 as follows:

To Paragraph 16 will be added as 16(c):

Doug Hughes Properties, LLC agrees to be available to Cybex to assist in developing and analyzing facility options.

Paragraph 16(b) will be deleted, eliminating Tenant’s option to repurchase the property.

TENANT

By:	/s/ Arthur W. Hicks, Jr.	Title: Chief Financial Officer
Corporate Name: Cybex International, Inc.		Date: 12/23/2005

LANDLORD

By:	/s/ Douglas W. Hughes	Title: President
Corporate Name: Doug Hughes Properties, LLC		Date: 12/23/2005